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                                                                     Exhibit 3.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         MONITRONICS INTERNATIONAL, INC.

                                October 21, 2003

                                   ARTICLE ONE

     Monitronics International, Inc., a Texas corporation (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts these Restated Articles of Incorporation which accurately copy the Articles of Incorporation of the Corporation and all amendments thereto that are in effect to date and which contain no change in any provision thereof. The Board of Directors of the Corporation approved these Restated Articles of Incorporation on October 21, 2003.

                                   ARTICLE TWO

     The name of the Corporation is Monitronics International, Inc.

                                  ARTICLE THREE

     The following Articles of Incorporation correctly set forth without change the Articles of Incorporation as heretofore amended and hereby supersede the Corporation's existing Articles of Incorporation and all amendments thereto:

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         MONITRONICS INTERNATIONAL, INC.

                                   ARTICLE ONE

     The name of the corporation is Monitronics International, Inc.

                                   ARTICLE TWO

     The period of its duration is perpetual.

                                  ARTICLE THREE

     The purpose or purposes for which the corporation is organized are the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

     The aggregate number of shares which the corporation shall have authority to issue is 61,500,795 shares, consisting of: 50,700,000 shares of Common Stock
(i) 50,000,000 shares of

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which shall be classified as Class A Common Stock, $0.01 par value ("Class A
Common Stock"), and (ii) 700,000 shares of which shall be classified as Class B Common Stock, $0.01 par value ("Class B Common Stock"); and 10,800,795 shares of Preferred Stock (i) 4,000,000 shares of which shall be designated as Series A Preferred Stock, $0.01 par value ("Series A Preferred Stock"), (ii) 5,000,000 shares of which shall be designated as Series B Preferred Stock, $0.01 par value ("Series B Preferred Stock"), (ii) 1,409,375 shares of which shall be designated as Series C Preferred Stock, $0.01 par value ("Series C Preferred Stock"), (iii) 251,420 shares of which shall be designated as Series C-1 Preferred Stock, $0.01 par value ("Series C-1 Preferred Stock" and, together with the Series C Preferred Stock, the "Series C Stock"), (iv) 70,000 shares of which shall be designated as Series D-1 Preferred Stock, $0.01 par value ("Series D-1 Preferred Stock"), and (v) 70,000 shares of which shall be designated as Series D-2 Preferred Stock, $0.01 par value ("Series D-2 Preferred Stock" and, together with the Series D-1 Preferred Stock, the "Series D Preferred Stock"). The corporation may purchase its own shares to the extent that may be allowed by law. The Series A Preferred Stock, the Series B Preferred Stock, the Series C Stock and the Series D Preferred Stock have the voting powers, the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions set forth below. The Series D Preferred Stock shall, with respect to dividend rights, redemption rights and rights upon liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank senior to all other capital stock or equity securities of the corporation. The Series C Preferred Stock and the Series C-1 Preferred Stock shall, with respect to dividend rights, redemption rights and rights upon liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank senior to all other capital stock or equity securities of the corporation other than the Series D Preferred Stock.

 Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock,
            Series C-1 Preferred Stock and Series D Preferred Stock

     Part 1. Dividends.

     1.A. Subject to paragraphs 1E, 1F, 1G, 1J and 1K below, the holders of Series A Preferred Stock shall be entitled to receive dividends at the rate of $0.08 per share (as adjusted for any combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor. Such dividends shall be cumulative and shall accrue on each share from day to day, commencing on the date of issuance of such share, whether or not earned or declared. Subject to paragraphs 1E, 1F, 1G, 1J and 1K below, accrued dividends shall be payable quarterly, in arrears, on each March 31, June 30, September 30 and December 31 (each, a "Quarterly Dividend Reference Date"), commencing on the first Quarterly Dividend Reference Date following June 30, 1999, and shall be payable in cash (except as provided in part 5), when, and if, paid.

     1.B. Subject to paragraphs 1E, 1F, 1J and 1K below, the holders of Series B Preferred Stock shall be entitled to receive dividends at the rate of $0.08 per share (as adjusted for any combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor. Such dividends shall be cumulative and shall accrue on each share from day to day, commencing on the date of issuance of such share, whether or not earned or declared. Subject to paragraphs 1E, 1F, 1J and 1K below, accrued dividends shall be payable quarterly, in

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arrears, on each Quarterly Dividend Reference Date, commencing on the first
Quarterly Dividend Reference Date following June 30, 1999, and shall be payable in cash (except as provided in part 5), when, and if, paid.

     1.C. Subject to paragraphs 1E, 1J and 1K below, the holders of Series C Stock shall be entitled to receive dividends on each share of Series C Stock held by such person at the Applicable Series C Dividend Rate Per Share (as defined in part 8) (as adjusted for any combinations or splits with respect to such shares), payable out of funds legally available therefor. Such dividends shall accrue during each year at the Applicable Series C Dividend Rate Per Share on a daily basis from and including the date of issuance of such share of Series C Stock to and including the date on which the Series C Liquidation Value and/or Series C-1 Liquidation Value, as the case may be, of such share is paid. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the corporation legally available for the payment of dividends; provided, however, in the event that (i) all accrued but unpaid dividends in respect of the Series C Preferred Stock are paid in accordance with paragraphs 1L or 5L of these Articles of Incorporation and
(ii) the Series C-1 Preferred Stock is redeemed in accordance with paragraph 3E of these Articles of Incorporation, the holders of Series C Preferred Stock shall be entitled to receive dividends on each share of Series C Stock held by such person at the Applicable Revised Series C Dividend Rate Per Share (as defined in part 8) (as adjusted for any combinations or splits with respect to such shares) and the provisions of this paragraph shall apply to the Applicable Revised Series C Dividend Rate Per Share as if it were the Applicable Series C Dividend Rate for the purposes thereof. Such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment may be made with respect to any Series A Preferred Stock, Series B Preferred Stock, Common Stock or any other series or class of capital stock of the corporation (other than the Series D Preferred Stock). The Series D-1 Original Issue Date shall be deemed to be the "date of issuance" of each share of Series C Stock regardless of the number of times transfer of each such share is made on the stock records maintained by or for the corporation and regardless of the number of certificates which may be issued to evidence each such share. Subject to paragraphs 1E, 1J and 1K below, accrued dividends shall be payable quarterly, in arrears, on each Quarterly Dividend Reference Date, commencing on the first Quarterly Dividend Reference Date following June 30, 2001, and shall be payable in cash, when, and if, paid.

     1.D. Subject to paragraphs 1J and 1K below, dividends on each share of Series D Preferred Stock shall accrue on a daily basis at the rate of 13.5% per annum of the sum of the Series D Liquidation Price (as defined in paragraph 2A(i)) plus all accumulated and unpaid dividends thereon, from and including the date of issuance of such share of Series D Preferred Stock to and including the date on which the Series D Liquidation Value (as defined in paragraph 2A(i)) of such share is paid or, in the case of each share of Series D-1 Preferred Stock, the date on which such share is converted into Series D-2 Preferred Stock and Class A Common Stock. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the corporation legally available for the payment of dividends. Such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment may be made with respect to any Series A Preferred Stock, Series B Preferred Stock,

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Series C Stock, Common Stock or any other series or class of capital stock of the corporation. The date on which the corporation initially issues any shares of Series D-1 Preferred Stock shall be deemed to be the "date of issuance" of
(i) such share of Series D-1 Preferred Stock and (ii) the share of Series D-2 Preferred Stock into which such share of Series D-1 Preferred Stock is converted hereunder in order that, without duplication, the accumulated and/or accrued and unpaid dividends on any share of Series D-1 Preferred Stock that is converted into a share of Series D-2 Preferred Stock will be deemed to be accumulated and/or accrued on such share of Series D-2 Preferred Stock, in each case regardless of the number of times transfer of each such share is made on the stock records maintained by or for the corporation and regardless of the number of certificates which may be issued to evidence each such share. To the extent not paid on each April 30 and October 31 (each, a "Semi-Annual Dividend Reference Date"), commencing on the first Semi-Annual Dividend Reference Date following May 1, 2001, all dividends which have accrued on each share of Series D Preferred Stock during the six-month period (or other period in the case of the initial Semi-Annual Dividend Reference Date after the date of issuance of such share) ending upon each such Semi-Annual Dividend Reference Date shall be accumulated and shall remain accumulated and accrued dividends with respect to such share of Series D Preferred Stock until paid. Dividends accruing on the Series D Preferred Stock shall be payable solely in cash and not in kind, when, and if, paid.

     1.E. No dividends or other distributions (whether in cash, securities or other property, other than dividends paid on shares of Common Stock and consisting solely of shares of Common Stock of the same class) shall be paid on or declared and set apart for any Series A Preferred Stock, Series B Preferred Stock, Series C Stock, Common Stock or any other series or class of capital stock of the corporation (other than Series D Preferred Stock) at any time when any Series D Preferred Stock is outstanding.

     1.F. Subject to paragraph 1E above, no dividends or other distributions (whether in cash, securities or other property, other than dividends paid on shares of Common Stock and consisting solely of shares of Common Stock of the same class) shall be paid on or declared and set apart for any Series A Preferred Stock or Series B Preferred Stock or any other series or class of capital stock of the corporation (other than the Series D Preferred Stock) on any Quarterly Dividend Reference Date until dividends in the total amount due on such date to holders of the Series C Stock, including any dividends that have accumulated but remain unpaid, shall have been paid or declared and set apart for payment on or prior to such Quarterly Dividend Reference Date.

     1.G. Subject to paragraphs 1E and 1F above, no dividends or other distributions (whether in cash, securities or other property, other than dividends paid on shares of Common Stock and consisting solely of shares of Common Stock of the same class) shall be paid on or declared and set apart for any Series A Preferred Stock on any Quarterly Dividend Reference Date until dividends in the total amount due on such date to holders of the Series B Preferred Stock, including any dividends that have accumulated but remain unpaid, shall have been paid or declared and set apart for payment on or prior to such Quarterly Dividend Reference Date.

     1.H. Subject to paragraphs 1E, 1F and 1G above, no dividends or other distributions (other than dividends paid on shares of Common Stock and consisting solely of shares of Common Stock of the same class) shall be paid on or declared and set apart for any Common

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Stock or any other class or series of stock of the corporation during any fiscal year of the corporation until dividends in the total amount of $0.08 per share (as adjusted for any combinations or splits with respect to such shares) on the Series A Preferred Stock, $0.08 per share (as adjusted for any combinations or splits with respect to such shares) on the Series B Preferred Stock, in respect of each share of Series C Stock, the Applicable Series C Dividend Rate Per Share or Applicable Revised Series C Dividend Rate Per Share, as the case may be (each as adjusted for any combinations or splits with respect to such shares), and, in respect of each share of Series D Preferred Stock, 13.5% per annum of the sum of the Series D Liquidation Price, plus in each case all accumulated and unpaid dividends thereon, shall have been paid or declared and set apart for payment during that fiscal year and any prior year in which dividends have accumulated but remain unpaid, and no dividends shall be paid on any share of Common Stock (other than dividends paid on shares of Common Stock and consisting solely of shares of Common Stock of the same class) unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this paragraph 1H, in the case of Series A Preferred Stock and Series C Stock only) or other distribution is paid with respect to all outstanding shares of Series A
Preferred Stock, Series C Preferred Stock and Series D-1 Preferred Stock in an amount for each such share of Series A Preferred Stock, Series C Preferred Stock or Series D-1 Preferred Stock, as the case may be, equal to or greater than the aggregate amount of such dividends or other distributions for the number of shares of Common Stock into which each outstanding share of Series A Preferred Stock, Series C Preferred Stock and Series D-1 Preferred Stock could then be converted.

     1.I. Subject to paragraph 1E above, in the event the corporation shall declare a distribution (other than any distribution described in paragraphs 1A through 1D and 1F through 1H) payable in securities of the corporation or other Persons (other than dividends paid on shares of Common Stock and consisting solely of shares of Common Stock of the same class), evidences of indebtedness issued by the corporation or other Persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, and at such time, there are no declared or accrued but unpaid dividends then owed in respect of any share of Preferred Stock, then, in each such case, the holders of the outstanding shares of Series A Preferred Stock, Series C Preferred Stock and Series D-1 Preferred Stock shall be entitled to receive a proportionate share of any such distribution as though the holders of the outstanding shares of Series A Preferred Stock, Series C Preferred Stock and Series D-1 Preferred Stock were the holders of the number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock, Series C Preferred Stock and Series D-1 Preferred Stock could be converted as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

     1.J. The corporation may elect not to pay dividends under paragraphs 1A, 1B, 1C or 1D (i) if a Default or Event of Default is then continuing under the Credit Agreement, or (ii) to the extent the payment of dividends pursuant to paragraph 1A, 1B, 1C or 1D would cause a Default or Event of Default under the Credit Agreement to occur; provided, that if the corporation elects to suspend the payment of dividends under this paragraph 1J, dividends shall continue to accrue pursuant to this part 1 and shall be payable out of funds legally available therefor immediately after no Default or Event of Default is then continuing under the Credit Agreement, and to the extent the corporation may pay such dividends without causing a Default

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or Event of Default of Section 6 of the Credit Agreement. A Default or Event of
Default will not be "continuing" if it has been waived.

     1.K. The corporation shall not pay cash dividends under paragraphs 1A, 1B, 1C or 1D at any time when any of the Notes are outstanding; provided, that if the corporation is not permitted to pay dividends as a result of this paragraph 1K, dividends shall continue to accrue pursuant to this part 1 and shall be payable pursuant to this part 1 out of funds legally available therefor at the time when no Notes remain outstanding.

     1.L. Subject to paragraph 1E above, immediately prior to, or concurrently with, the closing of the Initial Public Offering, the corporation shall declare and pay a dividend to the holders of the Series C Preferred Stock in an amount equal to the aggregate amount of all declared or accrued but unpaid dividends in respect of the Series C Preferred Stock.

     Part 2. Liquidation Preference.

     2.A. In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary:

          (i) The holders of the Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Stock, Common Stock or any other capital stock of the corporation by reason of their ownership thereof (the "Series D Liquidation Preference"), (a) an amount for each share of Series D-1 Preferred Stock then held by them equal to $1,000.00 (as adjusted for any combinations or splits with respect to such shares) (the "Series D-1 Liquidation Price") plus accrued or declared but unpaid dividends on such share of Series D-1 Preferred Stock (together with the Series D-1 Liquidation Price, the "Series D-1 Liquidation Value" of such share) and (b) an amount for each share of Series D-2 Preferred Stock then held by them equal to the sum of (1) $1,000.00 minus the product of $0.01 and the number of shares of Class A Common Stock issued along with the issuance of such share of Series D-2 Preferred Stock at the time of the conversion of the share of Series D-1 Preferred Stock which was converted into such share of Series D-2 Preferred Stock and shares of Class A Common Stock and (2) the product of $0.01 and the number of shares of Class A Common Stock issued along with the issuance of such share of Series D-2 Preferred Stock at the time of the conversion of the share of Series D-1 Preferred Stock which was converted into such share of Series D-2 Preferred Stock and shares of Class A Common Stock (as adjusted for any combinations or splits with respect to such shares) (such sum being the "Series D-2 Liquidation Price") plus accrued or declared but unpaid dividends on such share of Series D-2 Preferred Stock (together with the Series D-2 Liquidation Price, the "Series D-2 Liquidation Value" of such share) (the Series D-1 Liquidation Price and Series D-2 Liquidation Price shall be referred to in these Articles of Incorporation as the "Series D Liquidation Price" and the Series D-1 Liquidation Value and Series D-2 Liquidation Value shall be referred to in these Articles of Incorporation as the "Series D Liquidation Value"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of such full preferential

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     amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the Series D Liquidation Value of the shares of Series D Preferred Stock then held by them.

          (ii) After payment to the holders of the Series D Preferred Stock of the full amount to which they are entitled under subparagraph (i) above, the holders of the Series C Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock, Common Stock or any other capital stock of the corporation by reason of their ownership thereof (the "Series C Liquidation Preference"), (a) an amount for each share of Series C Preferred Stock then held by them equal to the greater of (i) $19.689579 (as adjusted for any combinations or splits with respect to such shares) plus declared or accrued but unpaid dividends on such share of Series C Preferred Stock and
     (ii) the amount each share of Series C Preferred Stock would be entitled pro rata, together with the Series A Preferred Stock, the Series D-1 Preferred Stock, the Common Stock and any other securities entitled to participate with the Common Stock in liquidation, assuming conversion into the largest number of full shares of Common Stock into which such share of Series C Preferred Stock could be converted (pursuant to the provisions of part 5 of these Articles of Incorporation), had all shares of Series C Preferred Stock been converted at the date fixed for such liquidation, dissolution or winding up of the corporation (such greater amount being the "Series C Preferred Liquidation Value" of such share) and (b) an amount for each share of Series C-1 Preferred Stock then held by them equal to $19.689579 (as adjusted for any combinations or splits with respect to such shares) plus declared or accrued but unpaid dividends on such share of Series C-1 Preferred Stock (the "Series C-1 Liquidation Value" of such share) (the Series C Preferred Liquidation Value and the Series C-1 Liquidation Value shall be referred to in these Articles of Incorporation as the "Series C Liquidation Value"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Stock shall be insufficient to permit the payment to such holders of such full preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series C Stock in proportion to the Series C Preferred Liquidation Value or Series C-1 Liquidation Value, as the case may be, of the shares of Series C Stock then held by them.

          (iii) After payment to the holders of the Series D Preferred Stock and the Series C Stock of the full amount to which they are entitled under subparagraphs (i) and (ii) above, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Series A Preferred Stock, Common Stock or any other capital stock of the corporation by reason of their ownership thereof (the "Series B Liquidation Preference"), an amount for each share of Series B Preferred Stock then held by them equal to $1.00 (as adjusted for any combinations or splits with respect to such shares) plus accrued or declared but unpaid dividends on such share of Series B Preferred Stock (the "Series B Liquidation Value" of such share). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred

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     Stock shall be insufficient to permit the payment to such holders of such full preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the shares of Series B Preferred Stock then held by them.

          (iv) After payment to the holders of the Series D Preferred Stock, the Series C Stock and the Series B Preferred Stock of the full amount to which they are entitled under subparagraphs (i), (ii) and (iii) above, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock or any other capital stock of the corporation by reason of their ownership thereof (the "Series A Liquidation Preference"), an amount for each share of Series A Preferred Stock then held by them equal to $1.00 (as adjusted for any combinations or splits with respect to such shares) plus accrued or declared but unpaid dividends on such share of Series A Preferred Stock (the "Series A Liquidation Value" of such share). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of such full preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the shares of Series A Preferred Stock then held by them.

          (v) Subject to the payment in full of the Series D Liquidation Preference, the Series C Liquidation Preference, the Series B Liquidation Preference and the Series A Liquidation Preference as provided in subparagraphs (i), (ii), (iii) and (iv) above, all remaining assets and surplus funds of the corporation shall be distributed among holders of Common Stock and the holders of Series A Preferred Stock and Series D-1 Preferred Stock, ratably in proportion to the shares of Common Stock then held by them and the shares of Common Stock into which the shares of Series A Preferred Stock and Series D-1 Preferred Stock then held by them could be converted.

     2.B. For purposes of this part 2, a "liquidation" shall, at the option of both (i) the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and, if clause (ii) of this paragraph does not apply, Series D Preferred Stock, voting together as a single class and not as separate classes or series, and (ii) if, as a result of any such transaction deemed to be a "liquidation" for purposes of this part 2, the holders of Series D Preferred Stock would receive any consideration other than cash or would receive cash consideration in an aggregate amount that is less than the aggregate Series D Liquidation Value for all shares of Series D Preferred Stock, the holders of at least 66-2/3% of the outstanding shares of Series D Preferred Stock, voting as a separate class, include:

               (a) a consolidation or merger of the corporation with or into any other corporation, or any other Person, other than a wholly-owned Subsidiary of the corporation, excluding any transaction in which shareholders of the corporation prior to the transaction will maintain voting control of the resulting entity after the transaction;

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               (b) any corporate reorganization in which the corporation shall not be the continuing or surviving entity resulting from such reorganization;

               (c) a sale of all or substantially all of the assets of the corporation; or

               (d) a statutory share exchange in which any Person acquires all of the outstanding shares of any class or series of capital stock of the corporation;

such that the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Stock and Series D Preferred Stock shall be paid in cash or in securities received from the acquiring corporation, or in a combination thereof, at the closing of any such transaction, an amount equal to the amount per share which would be payable to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Stock and Series D Preferred Stock pursuant to this part 2 in a liquidation of the corporation.

     2.C. Any securities to be delivered to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Stock or Series D Preferred Stock pursuant to paragraph 2B above shall be valued as follows:

          (i) Securities not subject to restrictions on free transferability:

               (a) if traded on a securities exchange, the value shall be deemed to be the average of the security's closing prices on such exchange over the 30-day period ending three days prior to the closing;

               (b) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing; and

               (c) if there is no active public market, the value shall be the fair market value thereof, as mutually determined by a majority of the disinterested directors and the holders of a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class and not as a separate class or series, or, in the absence of such agreement, by an independent appraisal paid for by the corporation; and

          (ii) Securities subject to investment letter or other restrictions on free marketability shall be valued at an appropriate discount from the fair market value determined as above in subparagraphs (i)(a), (i)(b) or (i)(c) to reflect the approximate fair market value thereof, as mutually determined by a majority of the disinterested directors and the holders of a majority of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class and not as separate classes or series or, in the absence of such agreement, by an independent appraisal paid for by the corporation.

     2.D. The corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock, Series C Stock and Series D Preferred Stock written notice of any

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impending transaction described in paragraph 2B above not later than 20 days prior to the shareholders meeting called to approve such transaction or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of said notices shall describe the material terms and conditions of the contemplated transaction as well as the terms and conditions of this part 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the mailing by the corporation of the first notice provided for herein or sooner than 20 days after the mailing by the corporation of any notice of material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of both (i) the holders of a majority of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and, if clause (ii) of this Paragraph does not apply, Series D Preferred Stock, voting together as a single class and not as separate series, and (ii) if, as a result of any such transaction deemed to be a "liquidation" for purposes of this part 2, the holders of Series D Preferred Stock would receive any consideration other than cash or would receive cash consideration in an aggregate amount that is less than the aggregate Series D Liquidation Value for all shares of Series D Preferred Stock, the holders of a majority of the outstanding shares of Series D Preferred Stock, voting as a separate class.

     Part 3. Redemptions.

     3.A. Subject to Part 3 of the Shareholders Agreement and paragraph 3R of these Articles of Incorporation, on the first business day following the closing of a Qualified Public Offering with respect to the Series B Preferred Stock (the "Series B Public Offering Mandatory Redemption Date"), the corporation shall redeem (the "Series B Public Offering Mandatory Redemption") all shares of Series B Preferred Stock as are then outstanding at a price per share equal to the Series B Redemption Price (as defined in paragraph 3G).

     3.B. Subject to Part 3 of the Shareholders Agreement and paragraph 3R of these Articles of Incorporation, at any time and from time to time after July 31, 2007, the holders of a majority of the outstanding shares of Series B Preferred Stock may elect to require the corporation to redeem (the "Series B Mandatory Redemption") all shares of Series B Preferred Stock as are then outstanding at a price per share equal to the Series B Redemption Price (as defined in paragraph 3G). The holders of a majority of the outstanding shares of Series B Preferred Stock may elect to require the corporation to effect the Series B Mandatory Redemption by giving written notice (a "Series B Redemption Notice") to the corporation and the other holders of Preferred Stock of such election and setting forth a date (the "Series B Mandatory Redemption Date") on which such Series B Mandatory Redemption shall be consummated; provided, however, such Series B Mandatory Redemption Date shall not be less than 90 days nor more than 120 days after the delivery of such Series B Redemption Notice. Subject to Part 3 of the Shareholders Agreement and paragraph 3R of these Articles of Incorporation, upon receipt of a Series B Redemption Notice, the corporation (and such holders) will be obligated to redeem all shares of Series B Preferred Stock on the Series B Mandatory Redemption Date.

     3.C. Subject to Part 3 of the Shareholders Agreement and paragraph 3R of these Articles of Incorporation, at any time and from time to time after July 31, 2007, the holders of a majority of the outstanding shares of Series A Preferred Stock may elect to require the corporation to redeem (the "Series A Mandatory Redemption") all shares of Series A Preferred Stock as are then outstanding at a price per share equal to the Series A Redemption Price (as defined in paragraph 3H). The holders of a majority of the outstanding shares of Series A Preferred Stock may elect to require the corporation to effect the Series A Mandatory Redemption by giving written notice (a "Series A Redemption Notice") to the corporation and the other holders of Preferred Stock of such election and setting forth a date (the "Series A Mandatory Redemption Date") on which such Series A Mandatory Redemption shall be consummated; provided, however, such Series A Mandatory Redemption Date shall not be less than 90 days nor more than 120 days after the delivery of such Series A Redemption Notice. Subject to Part 3 of the Shareholders Agreement and paragraph 3R of these Articles of Incorporation, upon receipt of a Series A Redemption Notice, the corporation (and such holders) will be obligated to redeem all shares of Series A Preferred Stock on the Series A Mandatory Redemption Date.

     3.D. Subject to Part 3 of the Shareholders Agreement and paragraph 3R of these Articles of Incorporation, at any time and from time to time after the earlier to occur of (i) July 31, 2007 or (ii) the first date (the "Change of Control Date") prior to the Initial Public Offering as Austin Ventures (as defined in the Series C Purchase Agreement) and its affiliates do not own, collectively, at least 28.5% of the voting stock of the corporation, on a fully diluted basis, or do not hold the highest percentage ownership of the voting stock of the corporation of any shareholder of the corporation, on a fully diluted basis, (a) the holders of a majority of the outstanding shares of Series C Preferred Stock may elect to require the corporation to redeem (the "Series C Mandatory Redemption") all shares of Series C Preferred Stock as are then outstanding at a price per share equal to the Series C Redemption Price (as defined in paragraph 3I) and (b) the holders of a majority of the outstanding shares of Series C-1 Preferred Stock may elect to require the corporation to redeem (the "Series C-1 Mandatory Redemption" and, together with the Series C Mandatory Redemption, the "Series C Holders Mandatory Redemptions") all shares of Series C-1 Preferred Stock as are then outstanding at a price per share equal to the Series C-1 Redemption Price (as defined in paragraph 3I) . The holders of a majority of the outstanding shares of Series C Preferred Stock and/or Series C-1 Preferred Stock, as the case may be, may elect to require the corporation to effect the Series C Holders Mandatory Redemptions by giving written notice (a "Series C Redemption Notice" and, together with the Series B Redemption Notice and the Series A Redemption Notice, the "Redemption Notices") to the corporation and the other holders of Preferred Stock of such election and setting forth a date (the "Series C Mandatory Redemption Date") on which such Series C Holders Mandatory Redemptions shall be consummated; provided, however, such Series C Mandatory Redemption Date shall not be less than 90 days nor more than 120 days after the delivery of such Series C Redemption Notice. Subject to Part 3 of the Shareholders Agreement and paragraph 3R of these Articles of Incorporation, upon receipt of a Series C Redemption Notice, the corporation (and such holders) will be obligated to redeem all shares of Series C Preferred Stock and/or Series C-1 Preferred Stock, as the case may be, on the Series C Mandatory Redemption Date.

     3.E. Subject to Part 3 of the Shareholders Agreement and paragraph 3R of these Articles of Incorporation and provided that no shares of Series D Preferred Stock are outstanding on the Series C-1 Public Offering Mandatory Redemption Date (as defined below), in addition to the redemption rights set forth in paragraph 3D of these Articles of Incorporation, concurrently with the closing of the Initial Public Offering (the "Series C-1 Public Offering Mandatory

Redemption Date"), the corporation shall redeem (the "Series C-1 Public Offering Mandatory Redemption") all shares of Series C-1 Preferred Stock as are then outstanding at a price per share equal to the Series C-1 Redemption Price (as defined in paragraph 3I).

     3.F. Concurrently with the closing of the Initial Public Offering (the "Series D Mandatory Redemption Date"), the corporation shall redeem (the "Series D Mandatory Redemption") (i) all shares of Series D-2 Preferred Stock as are then outstanding at a price per share equal to the respective Series D-2 Redemption Price (as defined in paragraph 3J) for such shares and (ii) the minimum number of shares of Series D Underlying Common Stock (if any) that are required to be redeemed so that the percentage of votes that may be cast by the holders of Series D Stock in the election of directors of the corporation immediately after giving effect to the Initial Public Offering and the redemption of Series D Underlying Common Stock pursuant to this clause (ii) is less than 80% of the percentage of votes that may be cast by the holders of Series D Stock in the election of directors of the corporation immediately prior to giving effect to the Initial Public Offering and redemption, at a price per share equal to the Initial Public Offering Price Per Share. Notwithstanding paragraph 3Q of these Articles of Incorporation, the corporation will not effect the Initial Public Offering of Common Stock at any time when any Series D Preferred Stock is outstanding unless it concurrently effects in full the redemption(s) required by this paragraph 3F.

     3.G. Subject to Part 3 of the Shareholders Agreement and paragraph 3R of these Articles of Incorporation, the holders of Series B Preferred Stock shall be entitled to receive from the corporation on the Series B Public Offering Mandatory Redemption Date or a Series B Mandatory Redemption Date an amount in cash for each share of Series B Preferred Stock equal to $1.00 (as adjusted for combinations or splits with respect to such shares), plus any accrued or declared but unpaid dividends on such share of Series B Preferred Stock (the "Series B Redemption Price"); provided, however, if any shares of Series D Preferred Stock are outstanding on the Series B Public Offering Mandatory Redemption Date, each holder of shares of Series B Preferred Stock shall, in lieu of cash, receive for each share of Series B Preferred Stock such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the Series B Redemption Price at the time of closing of the Qualified Public Offering in question by the Qualified Public Offering Price Per Share.

     3.H. Subject to Part 3 of the Shareholders Agreement and paragraph 3R of these Articles of Incorporation, the holders of Series A Preferred Stock shall be entitled to receive from the corporation on the Series A Mandatory Redemption Date an amount in cash for each share of Series A Preferred Stock equal to $1.00 (as adjusted for combinations or splits with respect to such shares), plus any accrued or declared but unpaid dividends on such share of Series A Preferred Stock (the "Series A Redemption Price").

     3.I. Subject to Part 3 of the Shareholders Agreement and paragraph 3R of these Articles of Incorporation, the holders of Series C Preferred Stock shall be entitled to receive from the corporation on the Series C Mandatory Redemption Date an amount in cash for each share of Series C Preferred Stock equal to $19.689579 (as adjusted for combinations or splits with respect to such shares), plus any accrued or declared but unpaid dividends on such share of Series C Preferred Stock (the "Series C Redemption Price"). Subject to Part 3 of the Shareholders Agreement and paragraph 3R of these Articles of Incorporation and provided that no shares of

Series D Preferred Stock are outstanding on the Series C Mandatory Redemption Date or the Series C-1 Public Offering Mandatory Redemption Date, as applicable, the holders of Series C-1 Preferred Stock shall be entitled to receive from the corporation on the Series C Mandatory Redemption Date or the Series C-1 Public Offering Mandatory Redemption Date, as applicable, an amount in cash for each share of Series C-1 Preferred Stock equal to $19.689579 (as adjusted for combinations or splits with respect to such shares), plus any accrued or declared but unpaid dividends on such share of Series C-1 Preferred Stock (the "Series C-1 Redemption Price").

     3.J. The holders of Series D-2 Preferred Stock shall be entitled to receive from the corporation on the Series D Mandatory Redemption Date an amount in cash for each share of Series D-2 Preferred Stock to be redeemed on such Series D-2 Mandatory Redemption Date equal to $1,000.00 (as adjusted for combinations or splits with respect to such shares), plus any accrued or declared but unpaid dividends on such share of Series D-2 Preferred Stock (the "Series D-2 Redemption Price" of such share). The holders of Series D Underlying Common Stock shall be entitled to receive from the corporation on the Series D Mandatory Redemption Date an amount in cash for each share of Series D Underlying Common Stock to be redeemed on such Series D Mandatory Redemption Date equal to the Initial Public Offering Price Per Share.

     3.K. If all Series D-2 Preferred Stock and Series D Underlying Common Stock that the corporation is then required to redeem has been redeemed and the funds of the corporation legally available for redemption of Series C Preferred Stock and/or Series C-1 Preferred Stock, as the case may be, on the Series C Mandatory Redemption Date and/or the Series C-1 Public Offering Redemption Date are insufficient to redeem the total number of shares of Series C Preferred Stock and/or Series C-1 Preferred Stock, as the case may be, to be redeemed on the Series C Mandatory Redemption Date and/or Series C-1 Public Offering Redemption Date, those funds that are legally available will be applied to the shares of Series C Stock to be redeemed as follows: (i) if applicable, ratably among the holders of the Series C Preferred Stock and Series C-1 Preferred Stock based upon the aggregate Series C Redemption Price and the aggregate Series C-1 Redemption Price, then (ii) with respect to each of the Series C Preferred Stock and Series C-1 Preferred Stock to be redeemed, ratably among the holders of shares of each of the Series C Preferred Stock and Series C-1 Preferred Stock to be redeemed based upon (a) in the case of the holders of shares of Series C Preferred Stock, the aggregate Series C Redemption Price of such shares held by each holder and (b) in the case of the holders of shares of Series C-1 Preferred Stock, the aggregate Series C-1 Redemption Price of such shares held by each holder. At any time and from time to time thereafter when additional funds of the corporation are legally available for redemption of shares of Series C Stock, such funds immediately will be applied to redeem the balance of the shares of Series C Stock that have not been redeemed and such funds will not be used for any other purpose, including to redeem any shares of Series B Preferred Stock or Series A Preferred Stock that the corporation is obligated to redeem.

     3.L. If all Series D-2 Preferred Stock and Series D Underlying Common Stock and Series C Stock that the corporation is then required to redeem have been redeemed and the funds of the corporation legally available for redemption of Series B Preferred Stock on the Series B Mandatory Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock to be redeemed on the Series B Mandatory Redemption Date, those funds that are legally available will be applied to the Series B Preferred Stock, ratably among the holders of the shares to be redeemed based upon the aggregate Series B Redemption Price of such shares held by each such holder. At any time and from time to time thereafter when additional funds of the corporation are legally available for redemption of shares of Series B Preferred Stock, such funds immediately will be applied to redeem the balance of the shares of Series B Preferred Stock that have not been redeemed and such funds will not be used for any other purpose, including to redeem any shares of Series A Preferred Stock that the corporation is obligated to redeem.

     3.M. If all Series D-2 Preferred Stock and Series D Underlying Common Stock, Series C Stock and Series B Preferred Stock that the corporation is then required to redeem have been redeemed and the funds of the corporation legally available for redemption of Series A Preferred Stock on the Series A Mandatory Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on the Series A Mandatory Redemption Date, those funds that are legally available will be applied to the Series A Preferred Stock ratably among the holders of the shares to be redeemed based upon the aggregate Series A Redemption Price of such shares held by each such holder. At any time and from time to time thereafter when additional funds of the corporation are legally available for redemption of shares of Series A Preferred Stock, such funds immediately will be applied to redeem the balance of the shares of Series A Preferred Stock that the corporation has become obligated to redeem on the Series A Mandatory Redemption Date but which it has not redeemed and such funds will not be used for any other purpose.

     3.N. No share of Series A Preferred Stock, Series B Preferred Stock, Series C Stock, Series D-2 Preferred Stock or Series D Underlying Common Stock is entitled to any dividends accruing after the date on which the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series C-1 Redemption Price, the Series D-2 Redemption Price or the Qualified Public Offering Price Per Share, respectively, with respect to such share is paid. On such date, all rights of the holder of such share of Series A Preferred Stock, Series B Preferred Stock, Series C Stock, Series D-2 Preferred Stock or Series D Underlying Common Stock will cease, and such share of Series A Preferred Stock, Series B Preferred Stock, Series C Stock, Series D-2 Preferred Stock or Series D Underlying Common Stock will not be deemed to be outstanding.

     3.O. Any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Stock or Series D Stock that are redeemed or otherwise acquired by the corporation will be cancelled and will not be reissued, sold or transferred. If fewer than the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Stock or Series D Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series A Preferred Stock, Series B Preferred Stock, Series C Stock or Series D Stock will be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed shares.

     3.P. Subject to Part 3 of the Shareholders Agreement and paragraph 3R of these Articles of Incorporation, neither the corporation nor any Subsidiary will redeem, repurchase or otherwise acquire any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Stock, Series D-1 Preferred Stock or Series D-2 Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made, as applicable:

          (i) pro-rata to all holders of shares of each of Series D-1 Preferred Stock and Series D-2 Preferred Stock as follows: (a) ratably among the holders of Series D-1 Preferred Stock and Series D-2 Preferred Stock to be purchased based upon the aggregate purchase price for all of the outstanding Series D-1 Preferred Stock and the aggregate purchase price for all of the outstanding Series D-2 Preferred Stock then (b) with respect to each of the Series D-1 Preferred Stock and the Series D-2 Preferred Stock to be purchased, ratably among all of the holders of shares of each of Series D-1 Preferred Stock and Series D-2 Preferred Stock to be purchased on the basis of (x) in the case of the holders of shares of Series D-1 Preferred Stock, the number of shares of Series D-1 Preferred Stock owned by each such holder and (y) in the case of the holders of shares of Series D-2 Preferred Stock, the number of shares of Series D-2 Preferred Stock owned by each such holder;

          (ii) pro-rata to all holders of shares of Series C Preferred Stock on the basis of the number of shares of Series C Preferred Stock owned by each such holder and only if all shares of Series D Preferred Stock have been redeemed, repurchased or otherwise acquired by the corporation;

          (iii) pro-rata to all holders of shares of Series C-1 Preferred Stock on the basis of the number of shares of Series C-1 Preferred Stock owned by each such holder and only if all shares of Series D Preferred Stock have been redeemed, repurchased or otherwise acquired by the corporation;

          (iv) pro-rata to all holders of shares of Series B Preferred Stock on the basis of the number of shares of Series B Preferred Stock owned by each such holder and only if all shares of Series D Preferred Stock and Series C Stock have been redeemed, repurchased or otherwise acquired by the corporation; or

          (v) pro-rata to all holders of shares of Series A Preferred Stock on the basis of the number of shares of Series A Preferred Stock owned by each such holder and only if all shares of Series D Preferred Stock, Series C Stock and Series B Preferred Stock have been redeemed, repurchased or otherwise acquired by the corporation.

     3.Q. Notwithstanding anything in this part 3 to the contrary, neither the corporation nor any Subsidiary will redeem, repurchase or otherwise acquire any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Stock, Series D Stock or any other series or class of capital stock of the corporation while any Notes are outstanding, or if prohibited under the Credit Agreement. If on the date that the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Stock, the Series D Stock or other series or class of capital stock of the corporation could elect to require the corporation to effect the redemption of such Series A Preferred Stock, Series B Preferred Stock, Series C Stock, Series D Stock or any other series or class of capital stock of the corporation any Notes are outstanding or the redemption of the Series A Preferred Stock, Series B Preferred Stock, the Series C Stock, Series D Stock or other series or class of capital stock of the corporation is prohibited under the Credit Agreement, the time for giving such notice shall be extended until 100 days following the date (the "Extension Date") upon which no Notes remain outstanding and the redemption of the Series A Preferred Stock, the

Series B Preferred Stock, the Series C Stock, Series D Stock or any other series or class of capital stock of the corporation is no longer prohibited under the Credit Agreement.

     3.R. Notwithstanding any other provision of this part 3, (i) no holder of Preferred Stock will deliver a Redemption Notice to the corporation pursuant to this part 3 and (ii) neither the corporation nor any Subsidiary will redeem, repurchase or otherwise acquire any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Stock or any other series or class of capital stock of the corporation (other than Series D Stock) at any time (a) during each period (each, a "Non-Redemption Period") beginning on the date of the receipt by the corporation of a Sale Notice (as defined in the Shareholders Agreement) and ending on the date that the corporation elects, pursuant to Paragraph 3C(b) of the Shareholders Agreement, to suspend all efforts to consummate the Sale of the Company initiated by such Sale Notice or (b) if any Series D-2 Preferred Stock or Series D Underlying Common Stock that is required at such time to be redeemed pursuant to paragraph 3F of these Articles of Incorporation by the corporation has not been redeemed. Any Redemption Notice delivered during a Non-Redemption Period shall have no force or effect, and any Redemption Notice delivered to the corporation at any time other than during a Non-Redemption Period shall be deemed rescinded and such Redemption Notice shall have no further force or effect if, prior to the consummation of the redemption contemplated by such Redemption Notice, the corporation receives a Sale Notice.

     Part 4. Voting Rights.

     4.A. Except as otherwise provided in these Articles of Incorporation or the Act, the Series A Preferred Stock, the Series C Preferred Stock and the Series D-1 Preferred Stock will vote together with the Common Stock as a single class on all matters to come before the shareholders of the corporation, and the Common Stock shall not be entitled to vote separately as a class on any matter. In any such vote, each holder of Class A Common Stock will be entitled to one vote per share of Class A Common Stock held by such holder and each holder of Series A Preferred Stock, Series C Preferred Stock and Series D-1 Preferred Stock will be entitled to one vote for each share of Common Stock into which such Preferred Stock held by such holder is then convertible. Except as otherwise provided in these Articles of Incorporation or the Act, the holders of Series B Preferred Stock, the Series C-1 Preferred Stock or Series D-2 Preferred Stock will have no right to vote their shares of Series B Preferred Stock, Series C-1 Preferred Stock or Series D-2 Preferred Stock on any matters to be voted on by the shareholders of the corporation. Except as otherwise provided in these Articles of Incorporation or the Act, the holders of Class B Common Stock will have no right to vote their shares of Class B Common Stock on any matters to be voted on by the shareholders of the corporation.

     4.B. On any matter specifically requiring the vote of only the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, or the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, as the case may be, voting together as a single class pursuant to these Articles of Incorporation, each holder of Series B Preferred Stock, Series C-1 Preferred Stock and Series D-2 Preferred Stock (if applicable) will be entitled to one vote per share of Series B Preferred Stock, Series C-1 Preferred Stock or Series D-2 Preferred Stock held by such holder and each holder of Series A Preferred Stock, Series C Preferred Stock and Series D-1 Preferred Stock (if applicable) will be entitled to one vote for each share of Common Stock into which such Preferred Stock held by such holder is then convertible.

     4.C. Without first obtaining the approval or consent of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class and not as separate classes or series, the corporation shall not:

          (i) issue any capital stock, options, warrants or rights to purchase or acquire capital stock, or any other equity securities, other than (A) pursuant to an Approved Plan or the exercise of options or other rights granted pursuant thereto, (B) upon conversion of shares of Series A Preferred Stock, (C) upon conversion of shares of Series B Preferred Stock,
     (D) upon conversion of shares of Series C Preferred Stock, (E) upon conversion of shares of Series D-1 Preferred Stock, (F) pursuant to the Series D-1 Purchase Agreement, (G) the issuance of the Warrant Shares upon the exercise of the Warrants or (H) the Class A Common Stock issuable upon conversion of any outstanding Class B Common Stock;

          (ii) except as required pursuant to the Shareholders Agreement, sell or dispose of in any manner all or any substantial portion of its properties or assets, liquidate, dissolve or enter into any merger, consolidation or similar transaction; or

          (iii) acquire any interest in any Person (whether by a purchase of assets, purchase of stock or other securities, merger or otherwise, or create any Subsidiary other than a wholly owned Subsidiary), other than purchases (either directly, or indirectly through the purchase of 100% of the outstanding stock of the Person) of monitoring alarm contracts in the ordinary course of business of the corporation.

     4.D. Without first obtaining the approval or consent of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, each voting as separate series and not as a single class, the corporation shall not make any amendment to these Articles of Incorporation or the corporation's bylaws, or file any resolution of the Board of Directors with the Texas Secretary of State containing any provisions, which would increase the number of authorized shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series C-1 Preferred Stock, as the case may be, or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series C-1 Preferred Stock, as the case may be, under these Articles of Incorporation.

     4.E. Without first obtaining the approval or consent of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, each voting as separate series and not as a single class, the corporation shall not purchase, redeem or otherwise acquire or retire for value any of its capital stock or other equity securities or declare or make any dividend or other distribution with respect to any of its capital stock or other equity securities (other than a dividend or distribution payable solely in shares of Common Stock), except that this provision shall not prevent (i) the repurchase by the corporation of (a) capital stock from employees at cost pursuant to agreements with such employees approved by the Board of Directors (with a majority of the Purchaser Directors concurring) or (b) Preferred Stock and Common Stock required under part 3 hereof or (ii) a liquidation of the corporation under part 2 hereof.

     Part 5. Conversion.

     The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D-1 Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     5.A. Right to Convert. Subject to the provisions of paragraph 5C, (i) each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such share, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $1.00 by the Series A Conversion Price (as defined below) in effect at the time of conversion, (ii) each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, concurrently with the closing of a Qualified Public Offering with respect to the Series B Preferred Stock, at the office of the corporation or any transfer agent for such share, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the Series B Redemption Price at the time of closing of such Qualified Public Offering by the Qualified Public Offering Price Per Share,
(iii) each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, (a) at any time after the expiration of the Additional Financing Period, (b) during the Additional Financing Period, concurrently with upon the closing of a Qualified Public Offering with respect to the Series C Preferred Stock or (c) during the Additional Financing Period, concurrently with the closing of a sale of Triggering Securities (as defined in the Co-Sale Agreement) but in the case of this clause (c) only if the holder has elected to sell shares of Common Stock at such closing and then only to the extent necessary so that the holder holds the number of shares of Common Stock to be sold at such closing, at the office of the corporation or any transfer agent for such share, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $19.689579 by the Series C Conversion Price (as defined below) in effect at the time of conversion, and (iv) each share of Series D-1 Preferred Stock shall be convertible, at the option of the holder thereof, (a) at any time after the expiration of the Additional Financing Period, (b) during the Additional Financing Period, concurrently with the closing of a Qualified Public Offering with respect to the Series D Preferred Stock or (c) during the Additional Financing Period, concurrently with the closing of a sale of Triggering Securities (as defined in the Co-Sale Agreement) but in the case of this clause (c) only if the holder has elected to sell shares of Common Stock at such closing and then only to the extent necessary so that the holder holds the number of shares of Common Stock to be sold at such closing, at the office of the corporation or any transfer agent for such share, into (1) one fully paid and nonassessable share of Series D-2 Preferred Stock and (2) a quantity of fully paid and nonassessable shares of Class A Common Stock equal to the Series D-1 Conversion Amount in effect at the time of conversion. Shares of Series C-1 Preferred Stock and Series D-2 Preferred Stock shall not be convertible.

     5.B. Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Class A Common Stock at the then effective Series A

Conversion Price immediately upon the closing of a Qualified Public Offering with respect to the Series A Preferred Stock. Each share of Series C Preferred Stock shall automatically be converted into shares of Class A Common Stock at the then effective Series C Conversion Price immediately upon the closing of a Qualified Public Offering with respect to the Series C Preferred Stock. Each share of Series D-1 Preferred Stock shall automatically be converted into (i) one fully paid and nonassessable share of Series D-2 Preferred Stock and (ii) a quantity of fully paid and nonassessable shares of Class A Common Stock equal to the Series D-1 Conversion Amount in effect at the time of conversion immediately upon the closing of a Qualified Public Offering with respect to the Series D Preferred Stock.

     5.C. Mechanics of Conversion. Before (i) any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be entitled to convert shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock into shares of Class A Common Stock or (ii) any holder of Series D-1 Preferred Stock shall be entitled to convert shares of Series D-1 Preferred Stock into shares of Series D-2 Preferred Stock and shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for such shares, and shall give written notice to the corporation at such office that such holder elects to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Series D-2 Preferred Stock and/or Class A Common Stock, as applicable, are to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D-1 Preferred Stock a certificate or certificates for the number of shares of Series D-2 Preferred Stock and/or Class A Common Stock, as applicable, to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D-1 Preferred Stock to be converted, and the Person or Persons entitled to receive the shares of Series D-2 Preferred Stock and/or Class A Common Stock, as applicable, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Series D-2 Preferred Stock and/or Class A Common Stock, as applicable, on such date. In the event of an automatic conversion of the Series A Preferred Stock, Series C Preferred Stock or Series D-1 Preferred Stock, the Board of Directors may elect to treat the conversion of the shares of Series A Preferred Stock, Series C Preferred Stock or Series D-1 Preferred Stock as having been made effective as of the date of the event resulting in the automatic conversion.

     5.D. Adjustments to Conversion Prices and the Series D Dilution Factor for Dilutive Issues.

          (i) Conversion Prices and Series D Dilution Factor. The initial Series A Conversion Price shall be $1.00 per share. The initial Series C Conversion Price shall be $19.689579 per share. The initial Series D Dilution Factor shall be an amount equal to 1.00. The Series A Conversion Price, the Series C Conversion Price and the Series D Dilution Factor shall be subject to adjustment as set forth in this part 5.

          (ii) Special Definitions. For purposes hereof, the following definitions apply:

               (a) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities, but shall not include the Warrants (other than the 2001 Warrants).

               (b) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D-1 Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

               (c) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to paragraph 5D(iv), deemed to be issued) by the corporation after the Series D-1 Original Issue Date other than shares of Common Stock issued or issuable:

                    (1) upon conversion of shares of the Series A Preferred
               Stock, Series B Preferred Stock, Series C Preferred Stock or Series D-1 Preferred Stock;

                    (2) to officers, directors or employees of, or consultants to, the corporation or any Subsidiary, on terms approved by the Board of Directors (including shares of Common Stock issued or issuable upon exercise of options granted pursuant to any Approved Plan);

                    (3) as a dividend or distribution on Series A Preferred
               Stock, Series B Preferred Stock or Series C Preferred Stock;

                    (4) pursuant to the acquisition of another Person by merger, purchase of all or substantially all of the assets of such Person or reorganization;

                    (5) upon the exercise of the Warrants or the conversion of
               Class B Common Stock into Class A Common Stock;

                    (6) upon the issuance of Series D-1 Preferred Stock pursuant to the Series D-1 Purchase Agreement; or

                    (7) upon the issuance of Bundled Securities, but not in
               excess of 1,114,181 shares of Common Stock (subject to adjustment for all combinations and splits), in the aggregate (any such securities issued in excess of such amount shall be deemed Additional Shares of Common Stock), in one or more Third Party Financings;

provided, however, that (A) shares of Common Stock deemed to be issued pursuant to paragraph 5D(iv) upon the issuance of Series D-1 Preferred Stock as described in subparagraph (c)(6) shall be deemed Additional Shares of Common Stock issued at a price of $0.01 per share for the purposes of determining any adjustments to the Series C Conversion Price (as provided in

5(D)(viii)), (B) on or prior to the date of the expiration of the Additional Financing Period only, the issuance of shares of Common Stock (or, pursuant to paragraph 5D(iv), shares of Common Stock deemed to be issued) as described in subparagraph (c)(7) shall be deemed to be an issuance of Additional Shares of Common Stock for the purposes of determining any adjustments to the Series A Conversion Price and the Series C Conversion Price, (C) the issuance of shares of Common Stock (or, pursuant to paragraph 5D(iv), shares of Common Stock deemed to be issued) as described in subparagraph (c)(2) (but only to the extent such shares are issued or deemed to be issued to an Eligible Employee), subparagraph
(c)(3) and subparagraph (c)(4) shall be deemed to be an issuance of Additional Shares of Common Stock for purposes of determining any adjustment to the Series D Dilution Factor, and (D) on or prior to the date of the expiration of the Additional Financing Period only, the issuance of shares of Common Stock (or, pursuant to paragraph 5D(iv), shares of Common Stock deemed to be issued) as described in subparagraph (c)(2) (but only to the extent such shares are issued or deemed to be issued to an Eligible Employee), subparagraph (c)(3), subparagraph (c)(4) and subparagraph (c)(7) shall be deemed to be an issuance of Additional Shares of Common Stock for purposes of determining the number of Fully Diluted Shares of Common Stock.

          (iii) No Adjustment of Conversion Price or Series D Dilution Factor. No adjustment in the Series A Conversion Price of Series A Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to such issue. No adjustment in the Series B Conversion Price of Series B Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock. No adjustment in the Series C Conversion Price of Series C Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Series C Conversion Price in effect on the date of, and immediately prior to such issue. No adjustment in the Series D Dilution Factor shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Market Price of Class A Common Stock determined as of the date of such issue.

          (iv) Deemed Issue of Additional Shares of Common Stock. In the event the corporation at any time or from time to time after the Series D-1 Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (a) no further adjustments in the Series A Conversion Price, Series C Conversion Price or Series D Dilution Factor shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, then the Series A Conversion Price, Series C Conversion Price or Series D Dilution Factor computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price, the Series C Conversion Price or Series D Dilution Factor shall affect Common Stock previously issued upon conversion of Series A Preferred Stock, Series C Preferred Stock or Series D-1 Preferred Stock);

               (c) upon the expiration of any such Options (other than any Option that is acquired for value by the corporation or a Subsidiary or cancelled for value) or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price, Series C Conversion Price or Series D Dilution Factor computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                    (1) in the case of Convertible Securities or Options for
               Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

                    (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation (determined pursuant to paragraph 5D(ix)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

               (d) no adjustment of the conversion rate for the Series A Preferred or Series C Preferred Stock shall have the effect of increasing the Series A Conversion Price or Series C Conversion Price to an amount which exceeds the lower of (1) the Series A Conversion Price or Series C Conversion Price on the original adjustment date, or
          (2) the Series A Conversion Price or Series C Conversion Price that would have resulted from any actual issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

               (e) no adjustment of the Series D Dilution Factor shall have the effect of decreasing the Series D Dilution Factor to an amount which is lower than the higher of (1) the Series D Dilution Factor on the original adjustment date or (2) the Series D Dilution Factor that would have resulted from any actual issuance of Additional Shares of Common Stock and the operation of any other provision of this part 5 between the original adjustment date and such readjustment date;

               (f) in the case of any Options that expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price, the Series C Conversion Price or Series D Dilution Factor shall be made, except as to shares of Series A Preferred Stock, Series C Preferred Stock or Series D-1 Preferred Stock converted during such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (c) above; and

               (g) if any such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the Series A Conversion Price, Series C Conversion Price or Series D Dilution Factor that became effective on such record date shall be cancelled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

          (v) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. Subject to subparagraph 5D(viii), in the event the corporation, at any time after the Series D-1 Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph 5D(iv)) without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue, to the price (calculated to the nearest $0.0001) obtained by multiplying the Series A Conversion Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be (a) the number of shares of Common Stock outstanding (or deemed to be outstanding hereunder) immediately prior to such issue or sale multiplied by the Series A Conversion Price immediately prior to such issue or sale plus (b) the consideration received (or deemed to be received hereunder) by the corporation upon such issue or sale, and the denominator of which shall be the product of (c) the total number of shares of Common Stock outstanding (or deemed to be outstanding hereunder) immediately after such issue or sale, multiplied by (d) the Series A Conversion Price immediately prior to such issue or sale. Notwithstanding the foregoing, no adjustment of the Series A Conversion Price shall be made in an amount less than $0.0001 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.0001 per share or more. Upon each adjustment of the Series A Conversion Price, the Series A Preferred Stock shall thereafter be convertible, at the Series A Conversion Price resulting from such adjustment, into the number of shares of Class A Common Stock obtained by multiplying the Series A Conversion Price in effect immediately prior to such adjustment by the number of shares of Class A Common Stock into which the Series A Preferred Stock was convertible pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Series A Conversion Price resulting from such adjustment.

          (vi) Adjustment of Series C Conversion Price Upon Issuance of Additional Shares of Common Stock. Subject to subparagraph 5D(viii), in the event the corporation, after the Series D-1 Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph 5D(iv)) without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series C Conversion Price shall be reduced, concurrently with such issue, to the price (calculated to the nearest $0.0001) obtained by multiplying the Series C Conversion Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (a) the number of shares of Common Stock outstanding (or deemed to be outstanding hereunder) immediately prior to such issue or sale multiplied by the Series C Conversion Price immediately prior to such issue or sale plus (b) the consideration received (or deemed to be received hereunder) by the corporation upon such issue or sale, and the denominator of which shall be the product of (c) the total number of shares of Common Stock outstanding (or deemed to be outstanding hereunder) immediately after such issue or sale, multiplied by (d) the Series C Conversion Price immediately prior to such issue or sale. Notwithstanding the foregoing, no adjustment of the Series C Conversion Price shall be made in an amount less than $0.0001 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.0001 per share or more. Upon each adjustment of the Series C Conversion Price, the Series C Preferred Stock shall thereafter be convertible, at the Series C Conversion Price resulting from such adjustment, into the number of shares of Class A Common Stock obtained by multiplying the Series C Conversion Price in effect immediately prior to such adjustment by the number of shares of Class A Common Stock into which the Series C Preferred Stock was convertible pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Series C Conversion Price resulting from such adjustment.

          (vii) Adjustment of Series D Dilution Factor Upon Issuance of Additional Shares of Common Stock. In the event the corporation, at any time after the date of the expiration of the Additional Financing Period, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph 5D(iv)) without consideration or for a consideration per share less than the Market Price of Class A Common Stock determined as of immediately prior to such issue, then immediately upon such issue the Series D Dilution Factor shall be increased, concurrently with such issue, to the amount (calculated to the nearest 0.00001) obtained by multiplying the Series D Dilution Factor in effect immediately prior to such issue by a fraction, the numerator of which shall be the product derived by multiplying the Market Price of Class A Common Stock determined as of immediately prior to such issue by the number of shares of Common Stock outstanding (or deemed to be outstanding hereunder) immediately after such issue and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding (or deemed to be outstanding hereunder) immediately prior to such issue multiplied by the Market Price of Class A Common Stock determined immediately prior to such issue, plus (2) the consideration, if any, received by the corporation upon such issue. Notwithstanding the foregoing, no adjustment of the Series D Dilution Factor shall be made in an amount less than 0.00001, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 0.00001 or more. Upon each adjustment of the Series D Dilution Factor, each share of Series D-1 Preferred Stock shall thereafter be convertible into one share of Series D-2 Preferred Stock and a number of shares of Class A Common Stock equal to the Series D-1 Conversion Amount resulting from such adjustment.

          (viii) Effect of the Issuance of Series D-1 Preferred Stock and Changes in the Series D-1 Conversion Amount. The Series A Conversion Price shall not be adjusted as a result of the issuance of Series D-1 Preferred Stock by the corporation or any change in the Adjusted Series D Underlying Common Stock Amount, the Series D Dilution Factor or any component of either of them. For purposes of adjusting the Series C Conversion Price only, (a) on the Series D-1 Original Issue Date, the corporation will be deemed to have issued 2,033,381 Additional Shares of Common Stock, which amount is equal to the Initial Series D Underlying Common Stock Amount on the Series D-1 Original Issue Date, at the price of $0.01 per share and, concurrently with such deemed issuance, the Series C Conversion Price shall be reduced to $15.989766 in accordance with the provisions of paragraphs 5D(iv) (as if the Series D-1 Preferred Stock was a Convertible Security) and 5D(vi); (b) in the event the corporation, after the Series D-1 Original Issue Date, shall issue Option Shares, then the corporation will be deemed to have issued a number of Additional Shares of Common Stock equal to the amount by which the Initial Series D Underlying Common Stock Amount, as calculated on the date of such issuance immediately following the issuance of such Option Shares and after giving effect to the resulting reduction of the Series C Conversion Price, exceeds the Initial Series D Underlying Common Stock Amount, as calculated on the date of such issuance immediately prior to such issuance of Option Shares and without giving effect to such reduction in the Series C Conversion Price, at the price of $0.01 per share and, concurrently with such issuance, the Series C Conversion Price shall be reduced in accordance with the provisions of paragraphs 5D(iv) (as if the Series D-1 Preferred Stock was a Convertible Security) and 5D(vi); and
     (c) in the event, after the Series D-1 Original Issue Date, the Additional Financing Amount increases (other than by reason of the issuance of Option Shares), then a number of Additional Shares of Common Stock equal to the amount by which the Initial Series D Underlying Common Stock Amount, as calculated on the date of such increase immediately prior to such increase in the Additional Financing Amount and without giving effect to the resulting increase of the Series C Conversion Price, exceeds the Initial Series D Underlying Common Stock Amount, as calculated on the date of such increase immediately after such increase in the Additional Financing Amount and giving effect to such increase in the Series C Conversion Price, shall be Additional Shares of Common Stock which were never deemed to have been issued as described in clause (a) above and, concurrently with such increase in the Additional Financing Amount, the Series C Conversion Price shall be increased to reflect such decrease in the Initial Series D Underlying Common Stock Amount in accordance with the provisions of paragraphs 5D(iv) (as if the Series D-1 Preferred Stock was a Convertible Security) and 5D(vi). Except as specifically provided by this paragraph 5D(viii), the Series C Conversion Price shall not be adjusted as a result of the issuance of Series D-1 Preferred Stock by the corporation or any change in the Adjusted Series D Underlying Common Stock Amount, the Series D Dilution Factor or any component of either of them.

          (ix) Determination of Consideration. For purposes of this paragraph 5D, the consideration received by the corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

               (a) Cash and Property. Such consideration shall:

                    (1) insofar as it consists of cash, be computed at the
               aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends after deducting all commissions and expenses paid and concessions and discounts allowed to underwriters, dealers or others performing similar services in connection with such issue;

                    (2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (3) in the event Additional Shares of Common Stock are
               issued together with other shares or securities or other assets of the corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

               (b) Options and Convertible Securities. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph 5D(iv), relating to Options and Convertible Securities, shall be determined by dividing:

                    (1) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Option for Convertible Securities and the conversion or exchange of such Convertible Securities; by

                    (2) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     5.E. Adjustments for Dividends, Combinations or Subdivisions of Common Stock. In the event that the corporation at any time or from time to time after the Series D-1 Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then, concurrently with the effectiveness of such event, the Series A Conversion Price and Series C Conversion Price in effect immediately prior to such event shall be proportionately decreased or increased, as appropriate, and the Series D Dilution Factor shall be proportionately increased or decreased, as appropriate.

     5.F. Other Adjustments. In case of any reorganization or any reclassification of the capital stock of the corporation, any consolidation, merger or share exchange of the corporation with or into another Person or Persons (other than a consolidation or merger deemed to be a liquidation, dissolution or winding up of the corporation as provided in paragraph 2B above), each share of Series A Preferred Stock, Series C Preferred Stock and Series D-1 Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Preferred Stock, Series C Preferred Stock and Series D-1 Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or share exchange; and, in any case appropriate adjustment (as determined by the Board of Directors in good faith) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C

Preferred Stock or Series D-1 Preferred Stock to the end that the provisions set forth herein shall thereafter be applicable, as nearly equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D-1 Preferred Stock.

     5.G. No Impairment. The corporation will not, by amendment of these Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this part 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion right of the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D-1 Preferred Stock against impairment.

     5.H. Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series C Conversion Price or Series D Dilution Factor pursuant to this part 5, the corporation at its expense shall promptly compute such adjustment and prepare and furnish to each holder of Series A Preferred Stock, Series C Preferred Stock or Series D-1 Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of the Series A Preferred Stock or Series C Preferred Stock or Series D-1 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price, Series C Conversion Price or Series D Dilution Factor, as the case may be, at the time in effect, and the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock, Series C Preferred Stock or Series D-1 Preferred Stock.

     5.I. Issue Taxes. The corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D-1 Preferred Stock pursuant hereto; provided, however, that the corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     5.J. Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D-1 Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D-1 Preferred Stock and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D-1 Preferred Stock, the corporation will take such corporate action as in the opinion of its counsel may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series D-2 Preferred Stock, solely for the purpose of effecting the conversion of the shares of the Series D-1 Preferred Stock, such number of its shares of Series D-2 Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D-1 Preferred Stock and if at any time the number of authorized but unissued shares of Series D-2 Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D-1 Preferred Stock, the corporation will take such corporate action as in the opinion of its counsel may be necessary to increase its authorized but unissued shares of Series D-2 Preferred Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation.

     5.K. Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D-1 Preferred Stock. All shares of Class A Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D-1 Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after such aggregation, the conversion would result in the issuance of a fraction of a share of Class A Common Stock, the corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the corporation).

     5.L. Payment of Accrued Dividends. Subject to paragraph 1E, (i) as soon as possible after shares of Series A Preferred Stock have been converted into shares of Class A Common Stock, the corporation shall deliver to the holder of the shares of Series A Preferred Stock converted payment in cash in an amount equal to all accrued and unpaid dividends with respect to each share of Series A Preferred Stock converted, or if the conversion occurs in connection with a Qualified Public Offering or following the Initial Public Offering, and the corporation's securities are then listed on a national securities exchange or the Nasdaq National Market, at the option of the corporation, (a) in connection with a Qualified Public Offering, a number of shares of Class A Common Stock as is determined by dividing the amount of accrued and unpaid dividends on the shares of Series A Preferred Stock converted concurrently with the closing of the Qualified Public Offering in question by the Qualified Public Offering Price Per Share or (b) following the Initial Public Offering, a number of shares of Class A Common Stock as is determined by dividing the amount of accrued and unpaid dividends on the shares of Series A Preferred Stock converted at the time of conversion by the Market Price of a share of Class A Common Stock and (ii) as soon as possible after shares of Series C Preferred Stock have been converted into shares of Class A Common Stock, including if the conversion occurs in connection with a Qualified Public Offering with respect to the Series C Preferred Stock or following the Initial Public Offering, the corporation shall deliver to the holder of the shares of Series C Preferred Stock converted payment in cash in an amount equal to all accrued and unpaid dividends with respect to each share of Series C Preferred Stock converted. Shares of Class A Common Stock issued by the corporation in payment of accrued and unpaid dividends in lieu of cash shall, upon issuance, be fully paid and nonassessable shares.

     5.M. Notices. The corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock written notice of each proposed underwritten public offering of Class A Common Stock that could reasonably be anticipated to be a Qualified Public Offering not later than 20 days prior to the anticipated date of closing of such public offering. Such notice shall set forth a summary of the proposed terms of such public offering, including the anticipated Initial Public Offering Price Per Share (which may be expressed as a range of anticipated prices) for the Class A Common Stock. Thereafter, the corporation shall give such holders prompt written notice of any material changes in the proposed terms of such public offering, including any change in the anticipated Initial Public Offering Price Per Share. If the public offering is a Qualified Public Offering, the corporation shall also give each holder of record of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock written notice to such effect, specifying the Qualified Public Offering Price Per Share, not later than the date of the closing of such Qualified Public Offering.

     Part 6. Registration of Transfers. The corporation will keep at its principal office a register for the registration of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Stock, Series D Preferred Stock and Common Stock. Upon the surrender of any certificate representing shares of Series A Preferred Stock, Series B preferred Stock, Series C Stock, Series D Preferred Stock or Common Stock at such place, the corporation will, at the request of the record holder of such certificate, execute and deliver (at the corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Stock, Series D Preferred Stock or Common Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Stock, Series D Preferred Stock or Common Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Stock, Series D Preferred Stock or Common Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Stock, Series D Preferred Stock represented by the surrendered certificate.

     Part 7. Replacement.

     Upon receipt of evidence reasonably satisfactory to the corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, Series B Preferred Stock, Series C Stock, Series D Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the corporation or, in the case of any mutilation, upon surrender of such certificate the corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Stock,

Series D Preferred Stock or Common Stock represented by such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Stock, Series D Preferred Stock or Common Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Part 8. Definitions.

     "1999 Stock Plan" means the corporation's 1999 Stock Option Plan, dated November 3, 1999, which provides for issuance of up to 150,000 shares of Class A Common Stock.

     "2001 Stock Plan" means the corporation's 2001 Stock Option Plan, dated April 27, 2001, which provides for issuance of up to 250,000 shares of Class A Common Stock.

     "Additional Financing Amount" means, as of any date, the amount of gross proceeds (net of any amount (other than reimbursement of reasonable and customary expenses) paid to any provider of financing or any Affiliate thereof) received by the corporation through the issuance of Option Shares or other debt or equity securities during the Additional Financing Period (provided that the Additional Financing Amount will not include any such gross proceeds (net of any amount (other than reimbursement of reasonable and customary expenses) paid to any provider of financing or any Affiliate thereof) that the corporation has used or is permitted to use to repay indebtedness of the corporation, other than indebtedness that the corporation may reborrow under revolving debt commitments in effect at the end of the Additional Financing Period).

     "Additional Financing Ownership Reduction Amount" means an amount equal to
(i) 0.00, if the Additional Financing Amount is less than or equal to $20,000,000.00, (ii) the product of (a) 0.03 and (b) a fraction, the numerator of which is the Additional Financing Amount minus $20,000,000.00 and the denominator of which is $30,000,000.00, if the Additional Financing Amount is greater than $20,000,000.00 but less than $50,000,000.00, and (iii) 0.03, if the
Additional Financing Amount is greater than or equal to $50,000,000.00.

     "Additional Financing Period" means the period beginning on the Series D-1 Original Issue Date and ending on the earlier to occur of (a) October 27, 2002 and (b) the first date after the Series D-1 Original Issue Date when the Additional Financing Amount is at least $50,000,000.

     "Adjusted Series D Underlying Common Stock Amount" means, as of any date, the Series D Dilution Factor in effect as of such date multiplied by the Initial Series D Underlying Common Stock Amount.

     "Applicable Series C Dividend Rate Per Share" means, with respect to each share of Series C Stock, the annual dividend rate per share (as adjusted for any combinations or splits with respect to such shares) as determined according to the following table:

---------------------------------
            Applicable Series C
  Year    Dividend Rate Per Share
---------------------------------
Year 1           $ 3.38137
---------------------------------
Year 2           $ 3.88857
---------------------------------
Year 3           $ 4.47186
---------------------------------
Year 4           $ 5.14264
---------------------------------
Year 5           $ 5.91403
---------------------------------
Year 6           $ 6.80114
---------------------------------
Year 7           $ 7.82131
---------------------------------
Year 8           $ 8.99450
---------------------------------
Year 9           $10.34368
---------------------------------
Year 10          $11.89523
---------------------------------
Year 11          $13.67951
---------------------------------
Year 12          $15.73144
---------------------------------
Year 13          $18.09116
---------------------------------
Year 14          $20.80483
---------------------------------
Year 15          $23.92556
---------------------------------

For purposes of this definition, (i) "Year 1" shall begin on the Series D-1 Original Issue Date and shall end on the date immediately preceding the first anniversary of the Series D-1 Original Issue Date and (ii) each subsequent "Year" shall begin on the date of the anniversary of the first day of the "Year" immediately preceding such subsequent "Year" and shall end on the date immediately preceding the anniversary of the first day of such subsequent "Year".

     "Applicable Revised Series C Dividend Rate Per Share" means, with respect to each share of Series C Stock, the annual dividend rate per share (as adjusted for any combinations or splits with respect to such shares) as determined according to the following table:

---------------------------------------------------
          Applicable Revised Series C Dividend Rate
 Year                     Per Share
---------------------------------------------------
Year 1                     $2.95344
---------------------------------------------------
Year 2                     $3.39645
---------------------------------------------------
Year 3                     $3.90592
---------------------------------------------------

Year 4                    $ 4.49181
---------------------------------------------------
Year 5                    $ 5.16558
---------------------------------------------------
Year 6                    $ 5.94042
---------------------------------------------------
Year 7                    $ 6.83148
---------------------------------------------------
Year 8                    $ 7.85620
---------------------------------------------------
Year 9                    $ 9.03463
---------------------------------------------------
Year 10                   $10.38983
---------------------------------------------------
Year 11                   $11.94830
---------------------------------------------------
Year 12                   $13.74054
---------------------------------------------------
Year 13                   $15.80163
---------------------------------------------------
Year 14                   $18.17187
---------------------------------------------------
Year 15                   $20.89765
---------------------------------------------------

For purposes of this definition, (i) "Year 1" shall begin on the day immediately following the date (the "Series C Dividend Payment Date") on which (a) all accrued but unpaid dividends in respect of the Series C Preferred Stock are paid in accordance with paragraphs 1L or 5L of these Articles of Incorporation and
(b) the Series C-1 Preferred Stock is redeemed in accordance with paragraph 3E of these Articles of Incorporation and shall end on the date immediately preceding the first anniversary of the Series C Dividend Payment Date and (ii) each subsequent "Year" shall begin on the date of the anniversary of the first day of the "Year" immediately preceding such subsequent "Year" and shall end on the date immediately preceding the anniversary of the first day of such subsequent "Year".

     "Appraisal Firm" shall mean a nationally recognized investment banking or appraisal firm that, at the time in question, is not engaged, and during the preceding three years has not been engaged, by the corporation or any affiliate thereof.

     "Approved Plan" means the 1999 Stock Plan, the 2001 Stock Plan and any other written stock option, stock purchase or similar incentive plan (or options to purchase up to 400,000 shares of Class A Common Stock) approved by the Board of Directors (with a majority of the Purchaser Directors concurring).

     "Board of Directors" means the board of directors of the corporation.

     "Bundled Securities" shall mean (i) shares of Common Stock, Options or Convertible Securities of the corporation issued or sold together with any other securities (either debt or equity) of the corporation which are not shares of Common Stock, Options or Convertible Securities, together comprising one integral transaction or (ii) any Convertible Security of the corporation that is convertible into (a) shares of Common Stock, Options or Convertible Securities of the corporation and (b) other securities (debt or equity) of the corporation that are not shares of Common Stock, Options or Convertible Securities.

     "Common Stock" means, collectively, the corporation's Class A Common Stock and Class B Common Stock, par value $.01 per share, and any capital stock of any class of the corporation hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the corporation.

     "Co-Sale Agreement" means the Third Amended and Restated Co-Sale Agreement, dated as of January 18, 2002, among the corporation and certain investors, as such agreement may from time to time be amended, modified or supplemented in accordance with its terms.

     "Credit Agreement" means the Fourth Amended and Restated Revolving Credit and Term Loan Agreement dated February 4, 2000 by and between the corporation and certain lenders, as such agreement may be amended, modified, supplemented, extended or replaced from time to time.

     "Eligible Employee" means an officer or employee of the corporation or any Subsidiary of the corporation (i) to whom the corporation previously issued Options exercisable for shares of Common Stock or (ii) who is not promoted to a management position which entails a material increase in such officer's or employee's duties and responsibilities in connection with an issuance of Options exercisable for shares of Common Stock to such officer or employee.

     "fair market value" means the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and both parties are able, as well as willing, to trade and are well-informed about the asset and the market for the asset.

     "Fully Diluted Shares of Common Stock" means, as of any date, an amount equal to the sum of (i) 3,372,947 (subject to adjustment for all combinations and splits), (ii) the number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock and Series C Preferred Stock, (iii) the number of Additional Shares of Common Stock issued, or deemed pursuant to paragraph 5D to be issued, as of such date, after the Series D-1 Original Issue Date and on or prior to the date of the expiration of the Additional Financing Period, other than Additional Shares of Common Stock deemed to be issued as a result of the issuance by the corporation of the Initial Shares and Option Shares and (iv) the number of Additional Shares of Common Stock issued, or deemed pursuant to paragraph 5D to be issued, on or prior to the date of the expiration of the Additional Financing Period to an Eligible Employee.

     "Governmental Authority" means any agency, arbitrator, authority, commission, court, official tribunal or other instrumentality of the United States of America, any foreign country or any state, county, city or other political subdivision of the United States of America or any foreign country.

     "Initial Public Offering" means the initial sale of the corporation's Class A Common Stock in a firm commitment, underwritten public offering registered under the Securities Act

(other than a registration relating solely to a transaction under Rule 145 under the Securities Act or to an employee benefit plan of the corporation).

     "Initial Public Offering Price Per Share" means the price (prior to underwriters commissions and expenses) at which each share of Class A Common Stock is offered to the public in the Initial Public Offering.

     "Initial Series D Underlying Common Stock Amount" means an amount equal to the product of (i) the Fully Diluted Shares of Common Stock and (ii) a fraction, the numerator of which is the Initial Series D Underlying Common Stock Ownership Percentage and the denominator of which is 1.00 minus the Initial Series D Underlying Common Stock Ownership Percentage.

     "Initial Series D Underlying Common Stock Ownership Percentage" means an amount equal to the result of (i) 0.1825 plus (ii) the product of (1) the Option Shares Financing Amount and (2) the Option Shares Ownership Increase Amount minus (iii) the Additional Financing Ownership Reduction Amount.

     "Initial Shares" has the meaning set forth in the Series D-1 Preferred Stock Purchase Agreement.

     "Market Price" means as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If a security has been issued in a Third Party Financing the "Market Price" shall be the price at which such security was issued in such Third Party Financing. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market or such security has not been issued in a Third Party Financing, subject to the right of the holders of the Series D-1 Preferred Stock set forth below, the "Market Price" shall be the fair market value thereof determined in good faith by the Board of Directors. Promptly following any such good faith determination of Market Price by the Board of Directors (other than any such determination that is made solely for purposes of paragraph 5L), the corporation shall deliver written notice of such determination to the holders of the Series D-1 Preferred Stock. Notwithstanding the foregoing, if the holders of a majority of the Series D-1 Preferred Stock in good faith disagree with the Market Price determined by the Board of Directors, such holders may deliver written notice (the "Disagreement Notice") of such disagreement to the corporation. During the 30-day period following the delivery of a Disagreement Notice, the corporation and such holders shall negotiate in good faith to reach an agreement as to the Market Price. If the corporation and such holders are unable to reach an agreement as to the Market Price during such 30-day period, the corporation shall submit, by giving written notice to such holders within 10 days of the expiration of such 30-day period, the names of five Appraisal Firms to such holders. Promptly after the receipt of the corporation's notice, such holders shall select, by giving written notice (the "Appraisal Firm Selection Notice") to the corporation of such selection, one of the Appraisal Firms submitted by the corporation. Within 10 days of the receipt of Appraisal Firm Selection Notice, the corporation shall engage, at its expense, the selected Appraisal Firm to determine the Market Price. The appraisal required to be prepared by the selected Appraisal Firm shall be delivered to the corporation and each holder of Series D-1 Preferred Stock no later than 30 days after the engagement of the selected Appraisal Firm. The determination of such Appraisal Firm shall be final and binding on the corporation and the holders of the Series D-1 Preferred Stock, and the fees and expenses of such Appraisal Firm shall be paid by the corporation.

     "Note Agreement" means the Senior Subordinated Note and Warrant Purchase Agreement dated as of May 10, 1996, by and among the corporation and certain investors, as supplemented and modified by (i) the Senior Subordinated Note and Warrant Purchase Agreement, dated as of November 22, 1996, (ii) the Senior Subordinated Note and Warrant Purchase Agreement, dated as of May 19, 1997, as amended by that certain Amendment, dated as of March 13, 1998, that certain Second Amendment, dated as of January 13, 1999, that certain Termination of Put Rights, dated as of June 15, 1998, that certain Third Amendment, dated as of March 9, 1999, that certain Fourth Amendment, dated as of February 4, 2000,
(iii) that certain Sixth Amendment Agreement dated April 27, 2001 and (iv) that certain Seventh Amendment Agreement dated January 18, 2002.

     "Notes" means the corporation's (i) 12.0% Senior Subordinated Notes issued pursuant to the Note Agreement and (ii) 13.5% Subordinated Notes issued pursuant to the Subordinated Note Agreement.

     "Option Shares" has the meaning set forth in the Series D-1 Preferred Stock Purchase Agreement.

     "Option Shares Financing Amount" means, as of any date, the amount of proceeds received by the corporation through the issuance of Option Shares.

     "Option Shares Ownership Increase Amount" means an amount equal to (i) 0.00000000365, if the Additional Financing Amount is less than or equal to $20,000,000.00, (ii) the difference of (a) 0.00000000365 and (b) the product of
(1) 0.0000000006 and (2) a fraction, the numerator of which is the Additional Financing Amount minus $20,000,000.00 and the denominator of which is $30,000,000.00, if the Additional Financing Amount is greater than $20,000,000.00 but less than $50,000,000.00, and (iii) 0.00000000305, if the
Additional Financing Amount is greater than or equal to $50,000,000.00.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization or other similar entity organization or a Governmental Authority.

     "Purchaser Director" has the meaning set forth in the Shareholders
Agreement.

     "Qualified Public Offering" means the sale of the corporation's Class A Common Stock in a firm commitment, underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under the Securities Act or to an employee benefit plan of the corporation) and (i) in the case of the Series A Preferred Stock and the Series B Preferred Stock, at a Qualified Public Offering Price Per Share (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Class A Common Stock payable in shares of Class A Common Stock) equal to or exceeding $3.00 per share and (ii) in the case of the Series C Preferred Stock and Series D Preferred Stock, at a Qualified Public Offering Price Per Share (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Class A Common Stock payable in shares of Class A Common Stock) equal to or exceeding $28.00 per share.

     "Qualified Public Offering Price Per Share" means the price (prior to underwriters commissions and expenses) at which each share of Class A Common Stock is offered to the public in a Qualified Public Offering.

     "Sale of the Company" has the meaning set forth in the Shareholders Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force and the rules promulgated thereunder.

     "Series A Purchase Agreement" means the Stock Purchase Agreement, dated as of October 21, 1994, by and among the corporation and certain investors, as amended by that certain Amendment No. 1 to Stock Purchase Agreement, dated as of November 10, 1994, that certain Amendment No. 2 to Stock Purchase Agreement, dated as of May 10, 1996, the First Amendment Agreement, the Second Amendment Agreement, the Third Amendment Agreement, that certain Consent to Various Actions under Various Documents, dated as of May 13, 1998, that certain Consent to Various Actions under Various Documents and Amendment to Stock Purchase Agreement, dated as of January 6, 1999, that certain Sixth Amendment Agreement dated as of April 27, 2001, and that certain Seventh Amendment Agreement dated January 18, 2002.

     "Series B Purchase Agreement" means the Series B Preferred Stock Purchase Agreement, dated as of May 19, 1997, as amended by that certain Transfer, Assignment and Assumption Agreement and Third Amendment Agreement, dated as of January 1, 1998, that certain Termination of Put Rights, dated as of June 15, 1998, that certain Sixth Amendment Agreement dated as of April 27, 2001 and that certain Seventh Amendment Agreement dated as of January 18, 2002.

     "Series C Purchase Agreement" means the Series C Preferred Stock Purchase Agreement, dated as of February 22, 1999, among the corporation and certain investors.

     "Series D-1 Conversion Amount" means, as of any date, the Adjusted Series D Underlying Common Stock Amount divided by the aggregate number of shares of Series D-1 Preferred Stock issued pursuant to the Series D-1 Purchase Agreement as of such date.

     "Series D-1 Original Issue Date" means April 27, 2001.

     "Series D-1 Purchase Agreement" means the Series D-1 Preferred Stock Purchase Agreement, dated as of April 27, 2001, by and among the corporation and certain investors, as amended by that certain First Amendment to Series D-1 Preferred Stock Purchase Agreement, dated January 18, 2002.

     "Series D Dilution Factor" initially shall be 1.00, as adjusted from time to time after the Series D-1 Original Date as provided in part 5.

     "Series D Initial Investment Amount" has the meaning set forth in the Shareholders Agreement.

     "Series D Stock" means Series D Preferred Stock or Series D Underlying Common Stock.

     "Series D Underlying Common Stock" means the shares of Class A Common Stock issued or issuable upon the conversion of the Series D-1 Preferred Stock and for purposes of applying this definition only, any Person who holds any Series D-1 Preferred Stock shall be deemed to be the holder of the Series D Underlying Common Stock obtainable upon conversion of such Series D-1 Preferred Stock regardless of any restriction or limitation on the conversion of such Series D-1 Preferred Stock, such Series D Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of such Series D Underlying Common Stock hereunder.

     "Shareholders Agreement" means the Fourth Amended and Restated Shareholders Agreement, dated as of January 18, 2002, among the corporation and certain investors, as such agreement may from time to time be amended, modified or supplemented in accordance with its terms.

     "Subordinated Note Agreement" means the Subordinated Note and Warrant Purchase Agreement, dated as of January 18, 2002, between the corporation and certain investors.

     "Subsidiary" means (i) any corporation where more than 50% of the outstanding voting securities or ordinary voting power to elect a majority of the board of directors is owned by the corporation or any Subsidiary, directly or indirectly, or (ii) a partnership or limited liability company in which the corporation or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

     "Third Party Financing" means a sale or issuance by the corporation of its securities (whether sold or issued individually or together with other securities of the corporation) which meets each of the following conditions: (i) such sale or issuance is to a Person(s) who is not a shareholder of the corporation or an affiliate of any of its shareholders at the time of such sale or issuance; provided, however, the sale or issuance of additional shares of such securities to one or more shareholders of the corporation upon the exercise of each such shareholder's preemptive rights pursuant to Paragraph 2C of the Shareholders Agreement in connection with a sale or issuance of securities to a Person(s) who is not a shareholder of the corporation or an affiliate of any of its shareholders shall not be deemed a sale or issuance to a shareholder of the corporation or an affiliate of any of its shareholders so long as the aggregate proceeds received by the corporation from the sale or issuance of such additional securities to such shareholders or affiliates is not greater than the amount of the proceeds received by the corporation from the sale or issuance of securities to such other Person(s), (ii) the consideration received by the corporation for such sale or issuance consists solely of cash and (iii) at the time of, or in connection with, such sale or issuance, the corporation has not entered into or consummated any agreement, arrangement, transaction or understanding with such Person other than such sale or issuance, other than any agreement of a type customarily entered into by an investor in connection with such a sale or issuance, including, without limitation, an agreement (a) granting such Person registration, co-sale, drag-along, informational or board observation rights or (b) relating to the voting of securities.

     "2001 Warrants" means the Common Stock Purchase Warrants issued pursuant to the Subordinated Note Agreement.

     "Warrants" means, collectively, (i) (A) the Preferred Warrants, (B) the Mezzanine Warrants and (C) the Heller Warrant, as those terms are defined in the Series C Purchase Agreement and (ii) the 2001 Warrants.

     "Warrant Agreement" means the Warrant Agreement, dated November 10, 1994, by and between the corporation and Heller Financial, Inc., a Delaware corporation, as amended by that certain First Amendment to Warrant Agreement, dated as of June 15, 1998.

     "Warrant Shares" means, collectively, the shares of Common Stock issued or issuable upon the exercise of the Warrants issued by the corporation pursuant to the Warrant Agreement, the Note Agreement, the Subordinated Note Agreement and the Series B Purchase Agreement and for purposes of applying this definition only, any Person who holds Warrants issued by the corporation pursuant to the Warrant Agreement, the Note Agreement, the Subordinated Note Agreement and the Series B Purchase Agreement shall be deemed to be the holder of the Warrant Shares obtainable upon the exercise of such Warrants regardless of any restriction or limitation on the exercise of such Warrants, such Warrant Shares shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of such Warrant Shares hereunder.

     Part 9. Amendment and Waiver. No amendment, modification or waiver of this Article Four of these Articles of Incorporation will be binding or effective with respect to any provision of these terms without the prior written consent or vote at a duly constituted meeting of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, each voting as a separate series and not as a single class. No amendment, modification or waiver of this Article Four of these Articles of Incorporation may be accomplished by merger or consolidation of the corporation with another Person unless the corporation has obtained the prior written consent or vote at a duly constituted meeting of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, each voting as a separate series and not as a single class.

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

     Part 10. Notices.

          (i) Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the corporation, at its principal executive offices and (ii) to any shareholder, at such holder's address as it appears in the stock records of the corporation (unless otherwise indicated by any such holder).

          (ii) In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive Additional Shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Stock or Series D Preferred Stock at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken, and the amount and character of such dividend, distribution, security or right.

               Class A Common Stock and Class B Common Stock

     Part 11. Rights of Common Stock.

     11.A. Except as otherwise provided herein, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

     Part 12. Conversion of Class B Common Stock.

     12.A. At any time and from time to time, each holder of Class B Common Stock will be entitled to convert any and all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock at such holder's election; provided, that each holder of Class B Common Stock shall only be entitled to convert any share or shares of Class B Common Stock to the extent that after giving effect to such conversion such holder or its affiliates shall not directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

     12.B. Each conversion of shares of Class B Common Stock into shares of Class A Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the corporation (or such other office or agency of the corporation as the corporation may designate by notice in writing to the holder or holders of the Class B Common Stock) at any time during normal business hours, together with a written notice by the holder of such Class B Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common Stock represented by such

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

certificate or certificates into Class A Common Stock and a written undertaking that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the corporation than such holders and its affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement (and such statement will obligate the corporation to issue such Class A Common Stock). Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common Stock as such holder will cease and the Person or Persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

     12.C. Promptly after such surrender and the receipt of such written notice, the corporation will issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (ii) a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the corporation in connection with such conversion but which was not converted.

     12.D. If the corporation in any manner subdivides or combines the outstanding shares of one class of either Class A Common Stock or Class B Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

     12.E. In the case of, and as a condition to, any capital reorganization of, or any reclassification of the capital stock of, the corporation (other than a subdivision or combination of shares of Class A Common Stock or Class B Common Stock into a greater or lesser number of shares (whether with or without par value) or a change in the par value of Class A Common Stock or Class B Common Stock or from par value to no par value, or from no par value to par value) or in the case of, and as condition to, the consolidation or merger of the corporation with or into another corporation (other than a merger in which the corporation is the continuing corporation and which does not result in any reclassification of outstanding shares of Class A Common Stock or Class B Common Stock), each share of Class B Common Stock shall be convertible into the number of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation or merger by a holder of the number of shares of Class A Common Stock of the corporation into which such share of Class B Common Stock was convertible immediately prior to such reorganization, reclassification, consolidation or merger; and, in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this paragraph 12E with respect to the rights and interests thereafter of the holders of Class B Common stock to the end that the provisions set forth in this paragraph 12E (including provisions with respect to the conversion rate) shall thereafter be applicable, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of Class B Common Stock.

     12.F. Shares of Class B Common Stock which are converted into shares of Class A Common Stock as provided herein shall not be reissued.

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

     12.G. The corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Class B Common Stock as provided in this part 12, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Class B Common Stock (assuming that all such shares of Class B Common Stock are held by Persons entitled to convert such shares into Class A Common Stock).

     12.H. The issuance of certificates for Class A Common Stock upon the conversion of Class B Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the corporation in connection with such conversion and the related issuance of Class A Common Stock. The corporation will not close its books against the transfer of Class B Common Stock or of Class A Common Stock issued or issuable upon the conversion of Class B Common Stock in any manner which would interfere with the timely conversion of Class B Common Stock.

                                  ARTICLE FIVE

     The corporation will not commence business until it has received consideration of the value of $1,000.00, consisting of money, labor done or property actually received, for the issuance of its shares.

                                   ARTICLE SIX

     The power to cumulate votes (cumulative voting) in the election of directors is hereby expressly prohibited.

     The shareholders of the corporation shall not have a preemptive right to purchase, acquire or subscribe for any unissued, additional or treasury shares of stock of any class or bonds, notes, debentures or other securities convertible into stock of the corporation or carrying any right to purchase, acquire or subscribe for stock of any class.

                                  ARTICLE SEVEN

     The street address of its registered office is 350 North Saint Paul, Suite 2900, Dallas, Texas 75201, and the name of its registered agent at that address is CT Corporation System.

                                  ARTICLE EIGHT

     The number of directors is seven. The names of the directors are:

        Name                           Address
        ----                           -------

    James R. Hull         12801 Stemmons Freeway, Suite 821
                              Dallas, Texas 75234-5879

Kenneth P. DeAngelis      300 West Sixth Street, Suite 2300
                                 Austin, Texas 78701

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

        Name                           Address
        ----                           -------

     John Dirvin          300 West Sixth Street, Suite 2300
                                 Austin, Texas 78701

   Jay M. Grossman               ABRY Partners, LLC
                          111 Huntington Avenue, 30th Floor
                             Boston, Massachusetts 02199

  Stephen M. Jenks               85 Merrimac Street
                             Boston, Massachusetts 02144

 Peter S. Macdonald               Windward Capital
                       1177 Avenue of the Americas, 42nd Floor
                              New York, New York 10036

  Blaine F. Wesner        300 West Sixth Street, Suite 2300
                                 Austin, Texas 78701

                                  ARTICLE NINE

     A director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable for:

     (i) a breach of the director's duty of loyalty to the Corporation or its shareholders;

     (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

     (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

     (iv) an act or omission for which the liability of the director is explicitly provided by an applicable statute.

     Any amendment, repeal or modification of the foregoing provision by the shareholders of the Corporation shall not adversely affect any limitation on the liability of any director of the Corporation existing at or prior to the time of such amendment, repeal or modification.

                                   ARTICLE TEN

     Any action required by law to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less

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

than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     Dated as of the day and year first above set forth.

                                   MONITRONICS INTERNATIONAL, INC.


                                   By: /s/ Stephen M. Hedrick
                                       -----------------------------------------
                                   Name: Stephen M. Hedrick
                                   Title: Vice President - Finance and Treasurer

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